Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in  Registration Statement No 333-144992 on Form S-8 of our report dated February 12, 2007, relating to the combined financial statements of Claims Services Group (entities commonly controlled by Automatic Data Processing, Inc.) appearing in Solera Holdings, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2007.

/s/Deloitte & Touche LLP
San Jose, California
September 14, 2007